EXHIBIT 21
                                   ----------


Phage Therapeutics International, Inc. has acquired approximately 88% of the issued and outstanding share capital of Phage Therapeutics, Inc. through a combination of purchasing 632,000 shares of common stock directly from Phage Therapeutics, Inc. and through a completion of a series of share exchange agreements, in March and April of 1999, with individual stockholders in which a total of 6,022,425 shares of Phage was issued in exchange for 10,191,000 shares of Phage Therapeutics. The total issued and outstanding shares of Phage Therapeutics is 12,312,000. Phage intends to acquire the remaining outstanding shares of Phage Therapeutics in due course to increase its holding of Phage Therapeutics to 100%. Phage Therapeutics shareholders who decide not to exchange their shares of Phage Therapeutics for shares of Phage's common stock will remain minority interest shareholders of Phage Therapeutics. All of the stockholders who participated in the share exchange received their stock through Regulation D, Rule 504.

               Phage Therapeutics, Inc. is a privately held Washington state bio-pharmaceutical corporation. Phage Therapeutics, Inc. was originally incorporated in the state of Washington as "World Center for Bacteriophage Research, Inc." on December 24, 1996.

The Articles of Incorporation and Amendments follow:

                            ARTICLES OF INCORPORATION
                                       OF
                  WORLD CENTER FOR BACTERIOPHAGE RESEARCH, INC.

ARTICLE 1.           NAME

The name of this corporation is World Center for Bacteriophage Research, Inc.

ARTICLE 2.           DURATION

This corporation has perpetual existence.

ARTICLE 3.           PURPOSE

This corporation is organized fo rthe purposes of transacting any and all lawful business for which a corporation may be incorporated under Title 23B of the Revised Code of Washington, as amended.

ARTICLE 4.           REGISTERED OFFICE AND AGENT

The address of the registered office of the corporation is 5000 Columbia Center, 701 Fifth Avenue, Seattle, Washington 98104- 7078, and the name of the registered agent at such address is PTSGE Corp.

ARTICLE 5.           CAPITAL STOCK

The authorized capital stock of this corporation shall consist of 10,000,000 (Ten Million) shares of common stock without par value.

ARTICLE 6.           PREEMPTIVE RIGHTS

Shareholders of this corporation have no preemptive rights to acquire additional shares of stock or securities convertible into shares of stock issued by the corporation.

ARTICLE 7.           DIRECTORS

The number of directors of this corporation shall be fixe din the manner specified by the bylaws of this corporation. There is currently one director of the corporation and his name and address is:

Caisey Harlingten
6177 272nd Street
Aldergrove, BC V4W 1P6
Canada

The  first   director  shall  serve  until  the  first  annual  meeting  of  the shareholders and until his successor is elected and qualified.

ARTICLE 8.           CUMULATIVE VOTING

Shareholders of this corporation shall not have the right to cumulate votes in the election of directors.

ARTICLE 9.           LIMITATION OF DIRECTOR LIABILITY

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for:

(a) Acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director;
(b) Conduct violating RCW 23B.08.310 (which involves certain distributions by the corporation);

(c) Any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

If the Washington Business Corporation Act is amended to authorized corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE 10.          INDEMNIFICATION OF DIRECTORS

10.1 The corporation shall indemnify its directors to the full extent permitted by the Washington Business Corporation Act now or hereafter in force. However, such indemnity shall not apply on account of:

           (a) Acts of omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) Conduct of the director finally adjudged to be in violation of RCW 23B.08.310; or (c) The corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate directors' resolution or contract.

10.2 The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

10.3 No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

ARTICLE 11.          INCORPORATOR

The name and address of the incorporator is:

Richard A. Montfort                                 5000 Columbia Center
                                                    701 Fifth Avenue
                                                    Seattle, WA 98104-7078

The undersigned incorporator has signed these Articles of Incorporation on December 24, 1996.

/s/ Richard A. Montfort /s/
Richard A. Montfort
Incorporator

                              ARTICLES OF AMENDMENT
                                       OF
                  WORLD CENTER FOR BACTERIOPHAGE RESEARCH, INC.

Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment:

1. The name of the corporation is World Center for Bacteriophage Research, Inc.

2.   Article 1 of the Company's Articles of Incorporation is amended as follows:

ARTICLE 1.           NAME

The name of this corporation is Georgia Research Institute Inc.

3. This amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

4.   The date of the adoption of the amendment was March 10, 1997.

5. The above amendment was duly approved by the directors of the corporation and does not require shareholder action as permitted by REC 23B.10.020.

The undersigned executes these Articles of Amendment under penalty of perjury on March 10, 1997.

WORLD CENTER FOR BACTERIOPHAGE RESEARCH, INC.

By: /s/ C. Harlingten /s/
Caisey Harlingten, Chairman

                              ARTICLES OF AMENDMENT


Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the following Articles of Amendment to Articles of Incorporation are herewith submitted for filing.

ARTICLE 1.           The name of record of the corporation is:

                     Georgia Research Institute, Inc.

ARTICLE 2.           The text of each amendment as adopted is as follows:

                     Article 1 is amended in its entirety to read as follows:

                     "The name of this corporation is Phage Therapeutics, Inc."

                     Article 4 is amended in its entirety to read as follows:

                     "The address of the registered office of the corporation is 2600 Century Square, 1501 Fourth Avenue, Seattle, Washington 98101-1688, and the name of the registered agent is DWTR&J Corp."

ARTICLE 3. The amendments do not provide for an exchange, reclassification, or cancellation of issued shares.

ARTICLE 4. The amendments were duly approved by the directors of the corporation on July 29, 1997 and do not require shareholder action in accordance with the provisions of RCW 23B.10.020.

ARTICLE 5.           These Articles will be effective upon fililng.

Dated: July 29, 1997

/s/ Richard C. Honour /s/
-------------------------
Richard C. Honour, President and CEO